Exhibit 10.1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“Amendment”) dated as of November 27, 2013, by and between 150 Second Street, LLC, a Delaware limited liability company (“Landlord”), and Foundation Medicine, Inc., a Delaware corporation (“Tenant”).

Preliminary Statement

Landlord and Tenant entered into the Lease, dated as of March 27, 2013, regarding the premises containing approximately 61,591 rentable square feet comprising the entire second floor and a portion of the first floor of the building located at 150 Second Street, Cambridge, Massachusetts (“Lease”).

Landlord and Tenant wish to amend the Lease to acknowledge and memorialize the following:

(A)	Tenant has negotiated a termination of Tenant’s existing One Kendall Square Lease. The termination of the One Kendall Square Lease constitutes an OKS Rent Savings Event under Section 4.2 of the Lease and accelerates the Rent Commencement Date under the Lease. Accordingly, Landlord and Tenant wish to amend the Lease to acknowledge the Rent Commencement Date.

(B)	Tenant has installed a gas pressure booster to support Tenant’s emergency generator located on the roof of the Building. Tenant has also installed an uninterruptible power supply device to support Tenant’s generator in the event of a power failure. Tenant has requested permission to connect Tenant’s gas pressure booster to the base building generator as a secondary source of power supply in the event of a power failure. Landlord is willing to allow such connection upon the terms and conditions set forth in this Amendment.

(C)	Tenant has requested permission to install Tenant’s condenser units in the screened-in penthouse area of the Building. Landlord is willing to allow such installation upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

1. Rent Commencement Date. The Rent Commencement Date will be February 12, 2014 and the expiration date of the Base Term will be February 28, 2021.

2. Base Building Generator. Tenant acknowledges that Landlord has no obligation under the Lease to provide an emergency generator or emergency back-up power to Tenant. Notwithstanding the foregoing, Landlord hereby agrees to allow Tenant to cause Tenant’s gas pressure booster to be connected to Landlord’s base building standby emergency generator panel without charge and to allow Tenant to use Landlord’s base building standby emergency generator as a secondary source of power to Tenant’s gas pressure booster during the Term without charge (other than any applicable expenses that may be included in Operating Expenses), subject to the applicable requirements set forth in the Lease and the following terms and conditions:

(a)	All installation and connection work and use of the base building generator shall be performed at Tenant’s cost and in compliance with all applicable Legal Requirements.

(b)	Tenant acknowledges that neither Landlord nor any consultant, employee or agent of Landlord has made any representation or warranty regarding the specifications of the base building generator or the suitability or sufficiency thereof for Tenant’s use.

(c)	Tenant hereby waives any Claims against Landlord arising from any interruption of service or failure of the base building generator to operate properly from any cause whatsoever. No such interruption or failure shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. Tenant hereby indemnifies Landlord from and against any and all Claims arising in connection Tenant’s use of the base building generator as a supplemental power source for Tenant’s purposes unless caused solely by Landlord’s negligence or willful misconduct.

(d)	If at any time during the Term, Landlord reasonably determines, that Tenant’s connection to and use of the base building generator violates any applicable Legal Requirement or insurance requirement, voids any warranty or otherwise adversely affects the Building or any other tenant, then Tenant shall, upon reasonable notice from Landlord attempt to correct such violation or issue. If Tenant is unable to do so, Tenant shall discontinue use of the base building generator and shall restore the equipment or connections to the original condition or configuration reasonable wear and tear excepted.

(e)	No further alterations or connections to the base building generator shall be made or permitted without Landlord’s consent.

(f)	Once installed, the gas pressure booster shall not be removed by Tenant at any time during the Term. Upon the expiration or earlier termination of the Lease, Tenant’s ownership interest in the gas pressure booster shall transfer to Landlord without charge, and Tenant agrees that it will not remove the gas pressure booster from the Premises.

3. Condenser Units. Tenant may cause its condenser units and any appurtenant equipment for the cooling of the server room (collectively, “Condenser Units”) to be installed within the screened-in penthouse area of the Building in the location shown on the sketch plan attached hereto as Exhibit A without charge. The installation and use of the Condenser Units are subject to the requirements set forth in the Lease and the following terms and conditions:

(a)	Notwithstanding any provision to the contrary contained in the Lease, if requested by Landlord, Tenant shall remove the Condenser Units upon the expiration or earlier termination of the Lease, restore the applicable area and repair any damage related to the removal of such equipment at Tenant’s cost.

(b)	The Landlord shall retain the right to cause the Condenser Units to be relocated to another location within the property reasonably acceptable to Tenant at the Landlord’s cost; provided that: (i) such relocation would not as reasonably determined by Tenant materially adversely affect the performance of the Condenser Units or the ability of the Condenser Units to provide the same level of cooling to Tenant’s server room as existed prior to the relocation; and (ii) the Condenser Units will not be located within the Premises.

(c)	Tenant shall not modify the initial tenant improvements or propose any future alterations that would use more air handling capacity than 64,000 CFM, unless Landlord and Tenant mutually agree upon modifications to the location of the Condenser Units to support such modifications or alterations.

4. Ratification. Except only as expressly amended hereby, the Lease shall continue in full force and effect as heretofore. This Amendment sets forth the entire agreement of the parties with respect to the subject matter as of the date hereof and no prior agreement, letters, representations, warranties, promises or understandings pertaining to any such matters shall be effective for any such purpose.

5. Defined Terms. All capitalized terms in this Amendment shall have the same meaning as in the Lease, unless otherwise defined herein.

6. Bind and Inure. This document shall become effective and binding only upon the execution and delivery of this Amendment by Landlord and Tenant.

7. Counterparts. This Amendment may be executed in any number of counterparts, provided each of the parties hereto executes at least one counterpart; each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Amendment may be executed and delivered by facsimile or other electronic transmission, and such signatures shall have the same force and effect as originals.

(Signatures Appear on Next Page)

WITNESS the execution hereof as an instrument under seal as of the day first above written.

LANDLORD:

150 SECOND STREET, LLC, a Delaware limited liability company

By:	/s/ Shawn Hurley
Shawn Hurley, Manager

By:	/s/ Mats Johansson
Mats Johansson, Manager

TENANT:

FOUNDATION MEDICINE, INC., a Delaware corporation

By:	/s/ Robert W. Hesslein
Name:	Robert W. Hesslein
Title:	SVP, General Counsel

EXHIBIT A

Plan Showing Location of Condenser Units

KEY PLAN
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FOUNDATION MEDICINE
FRED WILLIAMS, INC.
ROOF PIPING

FOUNDATION MEDICINE
FRED WILLIAMS, INC.
ROOF PIPING
KEY PLAN
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5